UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2018

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Nuvectra Corporation

(Exact Name of Issuer as Specified in Charter)

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Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of Principal Executive Offices)

(214) 474-3103

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01            Entry into a Material Definitive Agreement.

Sale of NeuroNexus

On December 31, 2018, Nuvectra Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which on December 31, 2018 the Company sold all of the stock of its wholly owned subsidiary, NeuroNexus Technologies, Inc. (“NeuroNexus”), to NEL Group, Inc. (“Buyer”), for $5.0 million in cash. As part of the transaction, NeuroNexus distributed all of its accounts receivable to the Company, and the Company contributed $400,000 in cash to NeuroNexus and assumed current liabilities of NeuroNexus. The Company also contributed certain trademarks to NeuroNexus. The Purchase Agreement contains customary post-closing covenants and limited representations and warranties and indemnification provisions. The representations and warranties were made solely for the benefit of the Company and Buyer and should not be relied on by any other person.

The above description of the Purchase Agreement is not complete and is qualified by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Third Amendment to Loan and Security Agreement

On December 31, 2018, in connection with the sale of NeuroNexus, the Company and its wholly owned subsidiaries, Algostim LLC and Pelvistim LLC, entered into a Consent and Third Amendment (the “Third Amendment”) to its Loan and Security Agreement, dated as of March 18, 2016, as amended (the “Loan Agreement”), with Oxford Finance LLC and Silicon Valley Bank (collectively, the “Lenders”). The Third Amendment amends the Loan Agreement to remove NeuroNexus as a borrower under the Loan Agreement and releases the security interests in favor of the Lenders on the stock and assets of NeuroNexus. The Company paid the Lenders an amendment fee of $30,000 in connection with the Third Amendment.

The above description of the Third Amendment is not complete and is qualified by reference to the complete text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.01             Completion of Acquisition or Disposal of Assets.

The description of the completion of the sale of NeuroNexus included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02            Results of Operations and Financial Condition.

On January 7, 2019, the Company issued a press release regarding its preliminary unaudited fourth quarter and full year 2018 revenue. A copy of the press release is attached hereto as Exhibit 99.2 and is being furnished, not filed under Item 2.02 of this Current Report on Form 8-K.

Item 2.06             Material Impairments.

On December 31, 2018, the Company’s management determined that the fair value of NeuroNexus, based on the sale price to Buyer, was less than the current recorded carrying value of NeuroNexus. Consequently, the Company concluded that a material charge for impairment was required under generally accepted accounting principals. The Company anticipates a non-cash after-tax impairment charge pertaining to NeuroNexus of approximately $1.2 million, to be recorded on December 31, 2018. No ongoing future cash expenditures are expected in connection with the recording of the impairment charge.

Item 8.01            Other Events.

On January 2, 2019, the Company issued a press release announcing the sale of NeuroNexus. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01            Financial Statements and Exhibits.

Exhibit No.	Document
2.1	Stock Purchase Agreement, dated December 31, 2018, between Nuvectra Corporation and NEL Group, Inc.
10.1	Consent and Third Amendment to Loan and Security Agreement, dated December 31, 2018, among Nuvectra Corporation, Algostim LLC, Pelvistim LLC, Oxford Finance LLC and Silicon Valley Bank.
99.1	Press Release, dated January 2, 2019.
99.2	Press Release, dated January 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2019

NUVECTRA CORPORATION

By:	/s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
2.1	Stock Purchase Agreement, dated December 31, 2018, between Nuvectra Corporation and NEL Group, Inc.
10.1	Consent and Third Amendment to Loan and Security Agreement, dated December 31, 2018, among Nuvectra Corporation, Algostim LLC, Pelvistim LLC and Oxford Finance LLC and Silicon Valley Bank.
99.1	Press Release, dated January 2, 2019.
99.2	Press Release, dated January 7, 2019.

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